POWER OF ATTORNEY

Effective July 30, 2021, the undersigned officers of the BNY Mellon ETF Trust (the “Trust”) hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Jeff S. Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Trust's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

This Power of Attorney shall remain in full force and effect until either properly revoked in writing or, with respect to each person appointed as attorney-in-fact above, until such time as such person ceases to be an employee of The Bank of New York Mellon Corporation or one of its affiliates.

/s/David J. DiPetrillo David J. DiPetrillo President (Principal Executive Officer)	July 28, 2021
/s/James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	July 28, 2021